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WaMu Mortgage Pass-Through Certificates

Series 2006-AR18 Marketing Materials

Hybrid ARMS

$ [1,554,355,100]
(Approximate, Subject to +/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS DECEMBER 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

Date Prepared: December 4, 2006

Publicly Offered Certificates

WaMu Mortgage Pass-Through Certificates, Series 2006-AR18

$[1,554,355,100]

(Approximate, Subject to +/- 10% Variance)

5/1, 7/1 and 10/1 Hybrid, Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (2)	WAL (Yrs) To Wtd Avg CPB/Mat (3)	Pmt Window (Mths) To Wtd Avg CPB/Mat (3)	Interest Rate Type	Tranche Type	Expected Ratings S&P and Fitch
1-A1	$ 763,550,000	2.61/3.36	1-60/1-360	Variable (4)	Senior	AAA/ AAA
1-A2	$ 34,726,000	2.61/3.36	1-60/1-360	Variable (4)	Senior/Mezzanine	AAA/AAA
2-A1	$ 133,803,000	1.82/1.82	1-56/1-56	Variable (5)	Senior	AAA/AAA
2-A2	$ 44,602,000	6.36/8.00	56-84/56-360	Variable (5)	Senior	AAA/AAA
2-A3	$ 100,000,000	2.96/3.37	1-84/1-360	Variable (5)	Senior	AAA/AAA
2-A4	$ 12,662,000	2.96/3.37	1-84/1-360	Variable (5)	Senior/Mezzanine	AAA/AAA
3-A1	$ 227,158,000	1.25/1.25	1-34/1-34	Variable (6)	Senior	AAA/AAA
3-A2	$ 73,676,000	3.67/3.67	34-56/34-56	Variable (6)	Senior	AAA/AAA
3-A3	$ 100,278,000	7.42/8.11	56-120/56-360	Variable (6)	Senior	AAA/AAA
3-A4	$ 14,549,000	3.24/3.41	1-120/1-360	Variable (6)	Senior/Mezzanine	AAA/AAA
R	$ 100			---	Senior/Residual	AAA/AAA
L-B-1	$ 22,209,000	4.61/6.12	1-84/1-360	Variable (7)	Subordinate	AA/NR
L-B-2	$ 10,249,000	4.61/6.12	1-84/1-360	Variable (7)	Subordinate	A/ NR
L-B-3	$ 5,694,000	4.61/6.12	1-84/1-360	Variable (7)	Subordinate	BBB/NR
3-B-1	$ 6,032,000	5.79/6.18	1-120/1-360	Variable (8)	Subordinate	AA/NR
3-B-2	$ 3,445,000	5.79/6.18	1-120/1-360	Variable (8)	Subordinate	A/ NR
3-B-3	$ 1,722,000	5.79/6.18	1-120/1-360	Variable (8)	Subordinate	BBB/NR
L-B-4	$ 4,555,000	Privately Offered Certificates		Variable (7)	Subordinate	BB/NR
L-B-5	$ 3,986,000			Variable (7)	Subordinate	B/NR
L-B-6	$ 2,850,161			Variable (7)	Subordinate	NR/NR
3-B-4	$ 1,722,000			Variable (8)	Subordinate	BB/NR
3-B-5	$ 1,292,000			Variable (8)	Subordinate	B/NR
3-B-6	$ 864,637			Variable (8)	Subordinate	NR/NR

Total:

$ 1,569,624,898

(1)     Distributions on the Class 1-A1 and Class 1-A2 Certificates will be derived primarily from a pool of 5/1 adjustable rate Mortgage Loans (the “Group 1 Mortgage Loans”).  Distributions on the Class 2-A1, Class 2-A2, Class 2-A3  and Class 2-A4 Certificates will be derived primarily from a pool of 7/1 adjustable rate Mortgage Loans (the “Group 2 Mortgage Loans”).  Distributions on the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will be derived primarily from a pool of 10/1 adjustable-rate Mortgage Loans (the “Group 3 Mortgage Loans”).  Distributions on the Group 3-B Subordinate Certificates (as defined herein) will be derived from the Group 3 Mortgage Loans.  Distributions on the Group L-B Subordinate Certificates (as defined herein) will be derived from the Group 1 and Group 2 Mortgage Loans.  Distributions on the Class R Certificates will be derived from the Group 1, Group 2 and Group 3 Mortgage Loans.

(2)     Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(3)     WAL and Payment Window for the Class A and the Subordinate Offered Certificates (each as defined herein) are shown to a pricing prepayment speed to the reset date (CPB) (as described herein) and to Maturity.

(4)     For each Distribution Date (as defined herein), the Class 1-A1 and Class 1-A2 Certificates will have an interest rate equal to the Loan Group 1 Weighted Average Pass-Through Rate (as defined herein).

(5)     For each Distribution Date, the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will have an interest rate equal to the Loan Group 2 Weighted Average Pass-Through Rate (as defined herein).

(6)     For each Distribution Date, the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate (as defined herein).

(7)     For each Distribution Date, the Group L-B Subordinate Certificates will have an interest rate equal to the Group L-B Weighted Average Pass-Through Rate (as defined herein).

(8)     For each Distribution Date, the Group 3-B Subordinate Certificates will have an interest rate equal to the Loan Group 3 Weighted Average Pass-Through Rate.

Transaction Summary:

Issuing Entity:  WaMu Mortgage Pass-Through Certificates Series 2006-AR18 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”)

Sponsor and Servicer:  Washington Mutual Bank (“WMB”).

Lead Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Senior Certificates will be rated by Standard & Poor’s and Fitch. The Subordinate Certificates other than the Class 3-B-6 and Class L-B-6 Certificates will be rated by only one rating agency.  The Class 3-B-6 and Class L-B-6 Certificates will not be rated.  It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:  December 1, 2006.

Expected Pricing Date:  On or about December [5], 2006.

Closing Date:  On or about December [20], 2006.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in January 2007.

Servicing Fee:

0.875% per annum of the principal balance of each of the Group 1 Mortgage Loans.

0.875% per annum of the principal balance of each of the Group 2 Mortgage Loans.

0.625% per annum of the principal balance of each of the Group 3 Mortgage Loans.

Certificates:  The “Senior Certificates” will consist of (i) the Class 1-A1, Class 1-A2 (the "Group 1-A Certificates"), Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4 (the "Group 2-A Certificates"), Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates (the "Group 3-A Certificates" and together with the Group 1-A and Group 2-A Certificates, the “Class A Certificates”), and (ii) the Class R Certificates. The “Group L-B Senior Subordinate Certificates” will consist of the Class L-B-1, Class L-B-2 and Class L-B-3 Certificates. The “Group L-B Junior Subordinate Certificates” will consist of the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates. The Group L-B Senior Subordinate Certificates and Group L-B Junior Subordinate Certificates are collectively known as the “Group L-B Certificates”. The “Group 3-B Senior Subordinate Certificates” will consist of the Class 3-B-1, Class 3-B-2, Class 3-B-3 Certificates. The “Group 3-B Junior Subordinate Certificates” will consist of the Class 3-B-4, Class 3-B-5 and Class 3-B-6, Certificates. The Group 3-B Senior Subordinate Certificates and Group 3-B Junior Subordinate Certificates are collectively known as the “Group 3-B Certificates”. The Group L-B Certificates and the Group 3-B Certificates are collectively known as the “Subordinate Certificates”. The “Subordinate Offered Certificates” will consist of the Group L-B Senior Certificates and Group 3-B Senior Certificates. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”  The Senior and Subordinate Offered Certificates (collectively, the “Offered Certificates”) are being offered hereby.

Accrued Interest:  The Offered Certificates settle with accrued interest.  The price to be paid by investors for the Offered Certificates will include accrued interest from the Cut-off Date up to, but not including, the Closing Date ([19] days).

Interest Accrual Period:  The interest accrual period with respect to the Offered Certificates for a given Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 basis).

Registration:  The Offered Certificates will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates will be treated as REMIC regular interests for federal tax income purposes.  The Class R Certificates will be treated as a REMIC residual interest for tax purposes.

ERISA Eligibility:  The Offered Certificates (other than the Class R Certificates) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.

SMMEA Treatment:  The Class A, Class L-B-1 and 3-B-1 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class L-B-2, Class L-B-3, Class L-B-4, Class L-B-5, Class L-B-6, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  When the aggregate principal balance of the Mortgage Loans in loan group 1 and loan group 2 has been reduced to less than 10% of that balance as of December 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 1 and loan group 2 and separately when the aggregate principal balance of the Mortgage Loans in loan group 3 has been reduced to less than 10% of that balance as of December 1, 2006, the servicer may purchase all of the Mortgage Loans in loan group 3 (each, an “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPB.

Compensating Interest:  Compensating interest paid by the servicer with respect to each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans  in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group, any reinvestment income realized by the servicer relating to payoffs on the Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans  in that loan group.

Mortgage Loans :  As of December 1, 2006, the aggregate principal balance of the Mortgage Loans described herein is approximately $[1,569,624,898] (the “Mortgage Loans”). The Mortgage Loans are non-convertible, adjustable rate One Year LIBOR indexed Mortgage Loans with initial rate adjustments occurring approximately 60 months, 84 months or 120 months after the date of origination of each mortgage loan (“5/1 ARM”, “7/1 ARM” and “10/1 ARM,” respectively).  None of the Mortgage Loans will be “Buydown Loans,” which are Mortgage Loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. The Mortgage Loans are secured by first liens on one- to four-family residential properties, or shares of cooperative units.

5/1 ARM or Group 1 Mortgage Loans

As of December 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans described herein is approximately $[834,581,097]. Each Group 1 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [98.30]% of the Group 1 Mortgage Loans are scheduled to pay only interest for the first 5 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [25] year term. See the attached collateral descriptions for more information.

7/1 ARM or Group 2 Mortgage Loans

As of December 1, 2006, the aggregate principal balance of the Group 2 Mortgage Loans described herein is approximately $[304,305,165]. Each Group 2 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [93.20]% of the Group 2 Mortgage Loans are scheduled to pay only interest for the first 7 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [23] year term. See the attached collateral descriptions for more information.

10/1 ARM or Group 3 Mortgage Loans

As of December 1, 2006, the aggregate principal balance of the Group 3 Mortgage Loans described herein is approximately $[430,738,638]. Each Group 3 Mortgage Loan has an original term to maturity of [30] years.  As of the Cut-off Date, approximately [97.07]% of the Group 3 Mortgage Loans are scheduled to pay only interest for the first 10 years of its term and, thereafter, will pay scheduled principal, in addition to interest, in an amount sufficient to fully amortize the Mortgage Loan over its remaining [20] year term. See the attached collateral descriptions for more information.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,569,624,899], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Loan Group 1 Weighted Average Pass-Through Rate:   For any Distribution Date, the weighted average of the mortgage interest rates on the Group 1 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 2 Weighted Average Pass-Through Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 2 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Loan Group 3 Weighted Average Pass-Through Rate:  For any Distribution Date, the weighted average of the mortgage interest rates on the Group 3 Mortgage Loans as of the second preceding Due Date less the per annum rate at which the related Servicing Fee is calculated.

Group L-B Weighted Average Pass-Through Rate:  For any Distribution Date, the quotient expressed as a percentage, of:

(a)  the sum of:

(i)  the product of (x) the Loan Group 1 Weighted Average Pass-Through   Rate and (y) the Subordinate Component Balance (as defined herein)   for loan group 1 immediately before that Distribution Date; and

(ii)  the product of (x) the Loan Group 2 Weighted Average Pass-Through   Rate and (y) the Subordinate Component Balance for loan group 2   immediately before that Distribution Date;

divided by:

(b)  the sum of the Subordinate Component Balances for loan group 1 and loan   group 2 immediately before that Distribution Date.

Subordinate Component Balance:  The "Subordinate Component Balance" for either loan group 1 or 2 as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that loan group minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates (and, in the case of loan group 1, the Class R Certificates).

Stated Principal Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination.

Class Principal Balance:  The “Class Principal Balance” for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

Credit Enhancement:  Senior/subordinate, shifting interest structure. The credit enhancement information shown below is subject to final rating agency approval.

Credit enhancement for the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates will consist of the subordination of the Group L-B Subordinate Certificates, initially [4.35]% total subordination.

Credit enhancement for the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates will consist of the subordination of the Group 3-B Subordinate Certificates, initially [3.50]% total subordination.

Shifting Interest:

Group L-B Subordinate Certificates

Until the first Distribution Date occurring after December 2013, the Group L-B Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates are paid down to zero or the credit enhancement provided by the Group L-B Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), the Group L-B Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group L-B Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
January 2007 – December 2013	0% Pro Rata Share
January 2014 – December 2014	30% Pro Rata Share
January 2015 – December 2015	40% Pro Rata Share
January 2016 – December 2016	60% Pro Rata Share
January 2017 – December 2017	80% Pro Rata Share
January 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group L-B Subordinate Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), (i) prior to the Distribution Date in January 2010, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Group L-B Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in January 2010, and the cumulative realized losses on the Group 1 and Group 2 Mortgage Loans allocated to the Group L-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group L-B Subordinate Certificates as of the Closing Date, do not exceed 30%, the Group L-B Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

Notwithstanding the foregoing, for any Distribution Date, in the event that any of the “Group 1 Senior Percentage” (the aggregate principal balance of the Group 1-A and Class R Certificates, divided by the aggregate principal balance of the Group 1 Mortgage Loans, in each case immediately before the Distribution Date) or the “Group 2 Senior Percentage” (the aggregate principal balance of the Group 2-A Certificates, divided by the aggregate principal balance of the Group 2 Mortgage Loans, in each case immediately before the Distribution Date) for that Distribution Date exceeds the initial Group 1 or Group 2 Senior Percentage, respectively, as of the Closing Date, then the Group 1-A and Group 2-A Certificates will receive all unscheduled prepayments on the Group 1 and Group 2 Mortgage Loans.

Group 3-B Subordinate Certificates

  Until the first Distribution Date occurring after December 2013, the Group 3-B Subordinate Certificates will be locked out from receipt of unscheduled principal (unless the Class 3-A1, Class 3-A2, Class 3-A3 and Class 3-A4 Certificates are paid down to zero or the credit enhancement provided by the Group 3-B Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), the Group 3-B Subordinate Certificates will receive their increasing portions of unscheduled principal.

The prepayment percentages on the Group 3-B Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
January 2007 – December 2013	0% Pro Rata Share
January 2014 – December 2014	30% Pro Rata Share
January 2015 – December 2015	40% Pro Rata Share
January 2016 – December 2016	60% Pro Rata Share
January 2017 – December 2017	80% Pro Rata Share
January 2018 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Group 3-B Subordinate Certificates has doubled (subject to the performance triggers described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus), (i) prior to the Distribution Date in January 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Group 3-B Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments or (ii) on or after the Distribution Date in January 2010, and the cumulative realized losses on the Group 3 Mortgage Loans allocated to the Group 3-B Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Group 3-B Subordinate Certificates as of the Closing Date, do not exceed 30%, the Group 3-B Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments.

  Notwithstanding the foregoing, for any Distribution Date, in the event that the “Group 3 Senior Percentage” (the aggregate principal balance of the Group 3-A Certificates, divided by the aggregate principal balance of the Group 3 Mortgage Loans, in each case immediately before the Distribution Date) exceeds the Group 3 Senior Percentage as of the Closing Date, then the Group 3-A Certificates will receive all unscheduled prepayments on the Group 3 Mortgage Loans

Structure Rules:

Allocation of Realized Losses:

Any loss realized on a Group 1 or Group 2 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class L-B-3 Certificates, until the Class L-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class L-B-2 Certificates, until the Class L-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class L-B-1 Certificates, until the Class L-B-1 Principal Balance has been reduced to zero; and

(e)  fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan , first to the Class 1-A2 Certificates until the Class 1-A2 Principal Balance has been reduced to zero and second, to the Class 1-A1 Certificates until the Class 1-A1 Principal Balance has been reduced to zero; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first to the Class 2-A4 Certificates until the Class 2-A4 Principal Balance has been reduced to zero and second, to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group L-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class L-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-3 Principal Balance;

(c)  third, to the Class L-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-2 Principal Balance;

(d)  fourth, to the Class L-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class L-B-1 Principal Balance; and

(e)  fifth, (i) in the case of any loss with respect to a Group 1 Mortgage Loan, first to the Class 1-A2 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A2 Principal Balance and second, to the Class 1-A1 Certificates in reduction of accrued but unpaid interest thereon and then in reduction of the Class 1-A1 Principal Balance; and (ii) in the case of any loss with respect to a Group 2 Mortgage Loan, first, to the Class 2-A4 Certificates, in reduction of accrued but unpaid interest thereon and then in reduction of the Class 2-A4 Principal Balance and second, to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, in reduction of accrued but unpaid interest thereon and then to Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, pro rata, in reduction of their Class Principal Balances.

Because the Group L-B Certificates represent interests in the Group 1 and Group 2 Mortgage Loans, the Class Principal Balances of those Subordinate Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in these loan groups. Therefore, the allocation of realized losses on the Group 1 and Group 2 Mortgage Loans to the Group L-B Certificates will reduce the subordination provided by those Subordinate Certificates to all of the related Senior Certificates, including the Senior Certificates related to either of these loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the Senior Certificates related to a loan group that did not suffer those previous losses.

Any loss realized on a Group 3 Mortgage Loan will be allocated among the Certificates as follows:

(i)  for losses allocable to principal:

(a)  first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

(b)  second, to the Class 3-B-3 Certificates, until the Class 3-B-3 Principal Balance has been reduced to zero;

(c)  third, to the Class 3-B-2 Certificates, until the Class 3-B-2 Principal Balance has been reduced to zero;

(d)  fourth, to the Class 3-B-1 Certificates, until the Class 3-B-1 Principal Balance has been reduced to zero;

(e)  fifth, to the Class 3-A4 Certificates until the Class 3-A4 Principal Balance has been reduced to zero; and

(f)  sixth, to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, pro rata, until their Class Principal Balances have each been reduced to zero;

and

(ii)  for losses allocable to interest:

(a)  first, to the Group 3-B Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

(b)  second, to the Class 3-B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-3 Principal Balance;

(c)  third, to the Class 3-B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-2 Principal Balance;

(d)  fourth, to the Class 3-B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-B-1 Principal Balance; and

(e)  fifth, to the Class 3-A4 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class 3-A4 Principal Balance; and

(f)  sixth, to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, pro rata, in reduction of accrued but unpaid interest thereon and then to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, pro rata, in reduction of their Class Principal Balances.

Cross-Collateralization:   In some limited circumstances, principal and interest collected from either of loan group 1 or 2 may be used to pay principal or interest, or both, to the Class A Certificates related to the other loan group, before making payments to the Group L-B Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, WaMu Series AR (Hybrid ARM Loans) free writing prospectus.

Certificates Priority of Distributions:  (A)  Available funds from the Group 1 and Group 2 Mortgage Loans will be distributed in the following order of priority:

1)                   to the Group 1-A, Group 2-A and Class R Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate, on the related Class Principal Balance, as applicable;

2)                   from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, until the Class R Principal Balance is reduced to zero; and

(b)  second, to the Group 1-A Certificates, pro rata according to the Class Principal Balance until their Class Principal Balances have each been reduced to zero:

3)                   from the Group 2 Mortgage Loans, as principal, to the Group 2-A Certificates, pro rata according to the Class Principal Balance (or with respect to clause (i), aggregate Class Principal Balance) of the certificates described in each of clause (i), (ii) and (iii), as follows:

(i)  to the Class 2-A1 and Class 2-A2 Certificates, sequentially, as follows:

(A)  first, to the Class 2-A1 Certificates, until the Class 2-A1 Principal Balance has been reduced to zero; and

(B)  second, to the Class 2-A2 Certificates, until the Class 2-A2 Principal Balance has been reduced to zero;

(ii)  to the Class 2-A3 Certificates, until the Class 2-A3 Principal Balance has been reduced to zero; and

(iii)  to the Class 2-A4 Certificates, until the Class 2-A4 Principal Balance has been reduced to zero;

4)                   to the Class L-B-1 Certificates, accrued and unpaid interest at the Class L-B-1 certificate interest rate;

5)                   to the Class L-B-1 Certificates, principal allocable to such Class;

6)                   to the Class L-B-2 Certificates, accrued and unpaid interest at the Class L-B-2 certificate interest rate;

7)                   to the Class L-B-2 Certificates, principal allocable to such Class;

8)                   to the Class L-B-3 Certificates, accrued and unpaid interest at the Class L-B-3 certificate interest rate;

9)                   to the Class L-B-3 Certificates, principal allocable to such Class;

10)               to the Class L-B-4, Class L-B-5 and Class L-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group L-B Senior Subordinate Certificates; and

11)               to the Class R Certificate, any remaining amount.

(B)  Available funds from the Group 3 Mortgage Loans will be distributed in the following order of priority:

1)  to the Group 3-A Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate;

2)  as principal, to the Group 3-A Certificates, pro rata according to the Class Principal Balance (or with respect to clause (i), aggregate Class Principal Balance) of the certificates described in each of clause (i) and (ii), as follows:

(i)  to the Class 3-A1, Class 3-A2 and Class 3-A3 Certificates, sequentially, as follows:

(A)  first, to the Class 3-A1 Certificates, until the Class 3-A1   Principal Balance has been reduced to zero;

(B)  second, to the Class 3-A2 Certificates, until the Class 3-A2 Principal Balance has been reduced to zero; and

(C)  third, to the Class 3-A3 Certificates, until the Class 3-A3 Principal Balance has been reduced to zero; and

(ii)  to the Class 3-A4 Certificates, until the Class 3-A4 Principal Balance has been reduced to zero;

3)  to the Class 3-B-1 Certificates, accrued and unpaid interest at the Class 3-B-1 certificate interest rate;

4)  to the Class 3-B-1 Certificates, principal allocable to such Class;

5)  to the Class 3-B-2 Certificates, accrued and unpaid interest at the Class 3-B-2 certificate interest rate;

6)  to the Class 3-B-2 Certificates, principal allocable to such Class;

7)  to the Class 3-B-3 Certificates, accrued and unpaid interest at the Class 3-B-3 certificate interest rate;

8)  to the Class 3-B-3 Certificates, principal allocable to such Class;

9)  to the Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Group 3-B Senior Subordinate Certificates; and

10)  to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, (I) for each distribution date on or after the first distribution date on which the aggregate Class Principal Balance of the Group L-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (A)(3) above will be made to the Group 2-A Certificates pro rata according to Class Principal Balance, and (II) for each distribution date on or after the first distribution date on which the aggregate Class Principal Balance of the Group 3-B Certificates has been or will be reduced to zero, distributions of principal under paragraph (B)(2) above will be made to the Group 3-A Certificates pro according to Class Principal Balance.

Additional Risk Factor:  In addition to the risk factors described in the prospectus and the WaMu Mortgage Pass–Through Certificates, Series AR (Hybrid ARM Loans) free writing prospectus, investors should consider the following risk factor:

In the receivership of an unrelated national bank, the FDIC successfully argued that certain of its rights and powers extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If WMB were to enter conservatorship or receivership, the FDIC could argue that its rights and powers extend to the Depositor or the Trust. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of the Trustee or the holders of the Certificates under any transaction document, delays or reductions in distributions on the Certificates could result.

There could also be delays or reductions in distributions on the Certificates if the FDIC successfully asserts that a statutory injunction automatically prevents the Trust, the  Trustee, and the holders of the Certificates from exercising their rights, remedies, and interests for up to 90 days.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR18 Group 1
Mortgage Loans
Preliminary Collateral Information As of 12/01/06

TOTAL CURRENT BALANCE	$834,581,097
TOTAL ORIGINAL BALANCE	$834,600,391

NUMBER OF LOANS	1,044

			Minimum		Maximum
AVG CURRENT BALANCE	$799,407		$420,000		$3,000,000
AVG ORIGINAL BALANCE	$799,426		$420,000		$3,000,000

WAVG GROSS COUPON	6.26%		4.13%		7.93%
WAVG GROSS MARGIN	2.24%		2.00%		3.30%
WAVG MAX INT RATE	11.27%		9.13%		12.93%

WAVG CURRENT LTV	66.82%		23.02%		80.00%

WAVG FICO SCORE	730		620		817

WAVG MONTHS TO ROLL	60	Month(s)	55	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	355	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	5	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(68.84%),IL(4.41%),WA(3.83%)
MAXIMUM CA ZIPCODE	1.37%

FIRST PAY DATE			August 1,2006		January 1,2007

RATE CHANGE DATE			July 1,2011		December 1,2011

MATURITY DATE			July 1,2036		December 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O LIBOR	1,024	$820,368,939.31	98.30%
5/1 LIBOR	20	14,212,157.36	1.70
Total	1,044	$834,581,096.67	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	1,044	$834,581,096.67	100.00%
Total	1,044	$834,581,096.67	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	217	$101,509,536.13	12.16%
500,001—600,000	264	145,458,751.49	17.43
600,001—700,000	146	95,333,558.00	11.42
700,001—800,000	87	65,651,446.00	7.87
800,001—900,000	64	54,814,100.00	6.57
900,001—1,000,000	78	76,183,223.00	9.13
1,000,001—1,100,000	21	22,170,493.00	2.66
1,100,001—1,200,000	23	26,651,500.00	3.19
1,200,001—1,300,000	19	23,866,087.50	2.86
1,300,001—1,400,000	16	21,808,000.00	2.61
1,400,001—1,500,000	33	48,961,239.00	5.87
1,500,001—1,600,000	6	9,388,000.00	1.12
1,600,001—1,700,000	9	14,925,500.00	1.79
1,700,001—1,800,000	9	15,933,000.00	1.91
1,800,001—1,900,000	7	13,026,372.00	1.56
1,900,001—2,000,000	19	37,295,500.00	4.47
2,000,001—2,100,000	8	16,548,045.55	1.98
2,100,001—2,200,000	3	6,486,250.00	0.78
2,200,001—2,300,000	2	4,500,000.00	0.54
2,300,001—2,400,000	2	4,755,000.00	0.57
2,400,001—2,500,000	5	12,412,500.00	1.49
2,500,001 >=	6	16,902,995.00	2.03
Total	1,044	$834,581,096.67	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.001—4.250	2	$1,140,000.00	0.14%
4.501—4.750	1	453,000.00	0.05
4.751—5.000	1	680,000.00	0.08
5.001—5.250	4	2,793,200.00	0.33
5.251—5.500	13	10,945,900.00	1.31
5.501—5.750	61	53,377,022.50	6.40
5.751—6.000	168	138,010,434.52	16.54
6.001—6.250	266	234,689,295.63	28.12
6.251—6.500	303	227,827,858.37	27.30
6.501—6.750	125	87,840,674.50	10.53
6.751—7.000	69	52,377,291.15	6.28
7.001—7.250	23	19,044,420.00	2.28
7.251—7.500	4	2,857,000.00	0.34
7.501—7.750	3	2,005,000.00	0.24
7.751—8.000	1	540,000.00	0.06
Total	1,044	$834,581,096.67	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	159	$163,203,918.31	19.56%
2.001—2.250	551	445,014,560.71	53.32
2.251—2.500	197	126,897,019.00	15.20
2.501—2.750	94	71,638,087.50	8.58
2.751—3.000	31	20,991,511.15	2.52
3.001—3.250	10	5,634,000.00	0.68
3.251—3.500	2	1,202,000.00	0.14
Total	1,044	$834,581,096.67	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.001—9.250	2	$1,140,000.00	0.14%
9.501—9.750	1	453,000.00	0.05
10.001—10.250	5	3,473,200.00	0.42
10.251—10.500	13	10,945,900.00	1.31
10.501—10.750	61	53,377,022.50	6.40
10.751—11.000	171	139,431,434.51	16.71
11.001—11.250	263	233,268,295.64	27.95
11.251—11.500	299	223,080,358.37	26.73
11.501—11.750	129	93,983,174.50	11.26
11.751—12.000	68	50,457,291.15	6.05
12.001—12.250	24	19,569,420.00	2.34
12.251—12.500	4	2,857,000.00	0.34
12.501—12.750	3	2,005,000.00	0.24
12.751—13.000	1	540,000.00	0.06
Total	1,044	$834,581,096.67	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,044	$834,581,096.67	100.00%
Total	1,044	$834,581,096.67	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,044	$834,581,096.67	100.00%
Total	1,044	$834,581,096.67	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	838	$666,380,969.00	79.85%
1—6	206	168,200,127.67	20.15
Total	1,044	$834,581,096.67	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	5	$6,555,000.00	0.79%
26—30	8	5,148,000.00	0.62
31—35	2	2,060,000.00	0.25
36—40	18	16,410,000.00	1.97
41—45	22	23,478,495.00	2.81
46—50	45	43,759,588.00	5.24
51—55	55	55,950,645.79	6.70
56—60	78	73,741,227.52	8.84
61—65	97	90,848,332.34	10.89
66—70	192	159,576,100.55	19.12
71—75	151	114,736,800.14	13.75
76—80	371	242,316,907.33	29.03
Total	1,044	$834,581,096.67	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
21—25	5	$6,555,000.00	0.79%
26—30	8	5,148,000.00	0.62
31—35	2	2,060,000.00	0.25
36—40	18	16,410,000.00	1.97
41—45	22	23,478,495.00	2.81
46—50	45	43,759,588.00	5.24
51—55	55	55,950,645.79	6.70
56—60	78	73,741,227.52	8.84
61—65	97	90,848,332.34	10.89
66—70	192	159,576,100.55	19.12
71—75	151	114,736,800.14	13.75
76—80	371	242,316,907.33	29.03
Total	1,044	$834,581,096.67	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	11	$7,943,000.00	0.95%
640—659	36	26,102,421.65	3.13
660—679	64	49,400,725.50	5.92
680—699	166	128,670,618.99	15.42
700—719	157	127,213,802.00	15.24
720—739	183	148,925,683.79	17.84
740—759	140	107,758,442.05	12.91
760—779	135	118,935,432.69	14.25
780—799	120	95,420,670.00	11.43
800 >=	32	24,210,300.00	2.90
Total	1,044	$834,581,096.67	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	97	$78,385,915.33	9.39%
Reduced	947	756,195,181.34	90.61
Total	1,044	$834,581,096.67	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	4	$3,679,000.00	0.44%
Owner Occupied	953	757,289,554.17	90.74
Second Home	87	73,612,542.50	8.82
Total	1,044	$834,581,096.67	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Co-Op	4	$4,445,600.00	0.53%
Duplex	12	9,789,450.00	1.17
Low Rise Condo	102	67,398,427.29	8.08
PUD	201	171,325,253.49	20.53
Single Family Residence	725	581,622,365.89	69.69
Total	1,044	$834,581,096.67	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	169	$124,701,020.00	14.94%
Refi—Cash Out	510	406,797,724.18	48.74
Refi—No Cash Out	365	303,082,352.49	36.32
Total	1,044	$834,581,096.67	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,040	$828,148,096.67	99.23%
36	4	6,433,000.00	0.77
Total	1,044	$834,581,096.67	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	12	$13,494,900.50	1.62%
CA	751	574,554,255.62	68.84
CO	14	12,171,100.00	1.46
CT	23	22,473,910.50	2.69
DC	1	440,000.00	0.05
FL	24	19,995,358.00	2.40
GA	3	2,568,088.00	0.31
HI	1	880,000.00	0.11
ID	2	1,306,750.00	0.16
IL	44	36,819,872.00	4.41
KY	2	1,858,000.00	0.22
MA	30	30,585,789.00	3.66
MD	8	8,427,150.00	1.01
MI	5	4,336,500.00	0.52
MN	1	1,000,000.00	0.12
MT	1	432,000.00	0.05
NC	4	3,212,500.00	0.38
NH	2	2,942,000.00	0.35
NJ	24	15,614,600.00	1.87
NV	8	7,333,300.00	0.88
NY	25	24,226,750.00	2.90
OH	1	684,000.00	0.08
OR	4	2,448,000.00	0.29
PA	1	440,000.00	0.05
RI	1	675,000.00	0.08
SC	1	1,000,000.00	0.12
TX	4	3,068,800.00	0.37
UT	4	5,002,045.55	0.60
VA	5	4,615,000.00	0.55
WA	38	31,975,427.50	3.83
Total	1,044	$834,581,096.67	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	843	$670,423,806.65	80.33%
15.00 or less	5	4,163,600.00	0.50
15.01—20.00	9	6,258,160.50	0.75
20.01—25.00	15	13,037,245.00	1.56
25.01—30.00	21	16,534,314.03	1.98
30.01—35.00	33	23,991,190.00	2.87
35.01—40.00	44	39,620,950.79	4.75
40.01—45.00	29	27,291,045.55	3.27
45.01—50.00	23	17,502,288.15	2.10
50.01—55.00	11	7,132,908.00	0.85
55.01—60.00	3	1,905,000.00	0.23
60.01 >=	8	6,720,588.00	0.81
Total	1,044	$834,581,096.67	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 38.08%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	974	$777,906,137.88	93.21%
60.00 or less	7	6,181,000.00	0.74
60.01—65.00	1	1,850,000.00	0.22
65.01—70.00	5	5,966,700.00	0.71
70.01—75.00	6	5,549,036.00	0.66
75.01—80.00	7	6,787,000.00	0.81
80.01—85.00	5	4,457,150.50	0.53
85.01—90.00	39	25,884,072.29	3.10
Total	1,044	$834,581,096.67	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 78.89%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR18 Groups 1 & 2
Mortgage Loans
Preliminary Collateral Information As of 12/01/06

TOTAL CURRENT BALANCE	$1,138,886,261
TOTAL ORIGINAL BALANCE	$1,139,087,076

NUMBER OF LOANS	1,439

			Minimum		Maximum
AVG CURRENT BALANCE	$791,443		$403,261		$3,000,000
AVG ORIGINAL BALANCE	$791,582		$419,000		$3,000,000

WAVG GROSS COUPON	6.30%		4.13%		7.93%
WAVG GROSS MARGIN	2.24%		2.00%		3.45%
WAVG MAX INT RATE	11.30%		9.13%		12.93%

WAVG CURRENT LTV	66.93%		17.01%		80.00%

WAVG FICO SCORE	731		620		818

WAVG MONTHS TO ROLL	66	Month(s)	55	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	355	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	5	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(67.49%),WA(4.68%),IL(4.15%)
MAXIMUM CA ZIPCODE	1.15%

FIRST PAY DATE			August 1,2006		January 1,2007

RATE CHANGE DATE			July 1,2011		December 1,2013

MATURITY DATE			July 1,2036		December 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5/1 I/O LIBOR	1,024	$820,368,939.31	72.03%
5/1 LIBOR	20	14,212,157.36	1.25
7/1 I/O LIBOR	366	283,616,553.85	24.90
7/1 LIBOR	29	20,688,610.75	1.82
Total	1,439	$1,138,886,261.27	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	1,439	$1,138,886,261.27	100.00%
Total	1,439	$1,138,886,261.27	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	299	$139,733,221.54	12.27%
500,001—600,000	362	199,544,467.13	17.52
600,001—700,000	215	140,175,370.49	12.31
700,001—800,000	122	91,976,446.00	8.08
800,001—900,000	85	72,920,114.00	6.40
900,001—1,000,000	106	103,230,532.82	9.06
1,000,001—1,100,000	27	28,627,993.00	2.51
1,100,001—1,200,000	30	34,652,932.17	3.04
1,200,001—1,300,000	26	32,516,359.50	2.86
1,300,001—1,400,000	22	29,964,600.00	2.63
1,400,001—1,500,000	43	63,662,804.07	5.59
1,500,001—1,600,000	10	15,707,950.00	1.38
1,600,001—1,700,000	13	21,535,250.00	1.89
1,700,001—1,800,000	12	21,224,250.00	1.86
1,800,001—1,900,000	7	13,026,372.00	1.14
1,900,001—2,000,000	26	51,213,882.00	4.50
2,000,001—2,100,000	11	22,710,721.55	1.99
2,100,001—2,200,000	5	10,782,500.00	0.95
2,200,001—2,300,000	3	6,750,000.00	0.59
2,300,001—2,400,000	3	7,155,000.00	0.63
2,400,001—2,500,000	6	14,872,500.00	1.31
2,500,001 >=	6	16,902,995.00	1.48
Total	1,439	$1,138,886,261.27	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.001—4.250	2	$1,140,000.00	0.10%
4.501—4.750	1	453,000.00	0.04
4.751—5.000	1	680,000.00	0.06
5.001—5.250	4	2,793,200.00	0.25
5.251—5.500	15	12,715,900.00	1.12
5.501—5.750	63	54,592,922.50	4.79
5.751—6.000	201	171,615,560.52	15.07
6.001—6.250	362	306,978,046.59	26.95
6.251—6.500	455	343,330,322.01	30.15
6.501—6.750	189	136,471,429.45	11.98
6.751—7.000	101	73,923,199.55	6.49
7.001—7.250	29	22,994,118.16	2.02
7.251—7.500	10	7,411,772.49	0.65
7.501—7.750	3	2,005,000.00	0.18
7.751—8.000	3	1,781,790.00	0.16
Total	1,439	$1,138,886,261.27	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	231	$226,710,583.76	19.91%
2.001—2.250	761	605,960,194.81	53.21
2.251—2.500	267	178,734,073.41	15.69
2.501—2.750	124	91,463,349.98	8.03
2.751—3.000	36	23,417,509.31	2.06
3.001—3.250	16	9,801,750.00	0.86
3.251—3.500	4	2,798,800.00	0.25
Total	1,439	$1,138,886,261.27	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.001—9.250	2	$1,140,000.00	0.10%
9.501—9.750	1	453,000.00	0.04
10.001—10.250	5	3,473,200.00	0.30
10.251—10.500	15	12,715,900.00	1.12
10.501—10.750	63	54,592,922.50	4.79
10.751—11.000	204	173,036,560.51	15.19
11.001—11.250	358	305,107,046.60	26.79
11.251—11.500	452	339,032,822.01	29.77
11.501—11.750	193	142,613,929.45	12.52
11.751—12.000	100	72,003,199.55	6.32
12.001—12.250	30	23,519,118.16	2.07
12.251—12.500	10	7,411,772.49	0.65
12.501—12.750	3	2,005,000.00	0.18
12.751—13.000	3	1,781,790.00	0.16
Total	1,439	$1,138,886,261.27	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,439	$1,138,886,261.27	100.00%
Total	1,439	$1,138,886,261.27	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,439	$1,138,886,261.27	100.00%
Total	1,439	$1,138,886,261.27	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,085	$863,892,525.00	75.85%
1—6	354	274,993,736.27	24.15
Total	1,439	$1,138,886,261.27	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$1,685,221.39	0.15%
21—25	6	7,055,000.00	0.62
26—30	12	8,521,676.58	0.75
31—35	6	5,607,638.49	0.49
36—40	22	19,360,000.00	1.70
41—45	31	29,480,518.75	2.59
46—50	61	59,484,764.00	5.22
51—55	72	72,374,701.61	6.35
56—60	116	109,354,264.22	9.60
61—65	127	117,584,632.34	10.32
66—70	260	210,176,552.21	18.45
71—75	211	164,211,843.22	14.42
76—80	512	333,989,448.46	29.33
Total	1,439	$1,138,886,261.27	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$1,685,221.39	0.15%
21—25	6	7,055,000.00	0.62
26—30	12	8,521,676.58	0.75
31—35	5	4,807,638.49	0.42
36—40	23	20,160,000.00	1.77
41—45	31	29,480,518.75	2.59
46—50	61	59,484,764.00	5.22
51—55	72	72,374,701.61	6.35
56—60	115	108,951,003.51	9.57
61—65	127	117,584,632.34	10.32
66—70	261	210,579,812.92	18.49
71—75	211	164,211,843.22	14.42
76—80	512	333,989,448.46	29.33
Total	1,439	$1,138,886,261.27	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	21	$15,757,950.00	1.38%
640—659	48	34,905,444.13	3.06
660—679	85	65,536,140.24	5.75
680—699	225	173,070,296.36	15.20
700—719	210	166,133,553.46	14.59
720—739	244	194,309,318.79	17.06
740—759	186	142,959,733.51	12.55
760—779	193	168,368,681.86	14.78
780—799	179	142,706,716.92	12.53
800 >=	48	35,138,426.00	3.09
Total	1,439	$1,138,886,261.27	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	147	$115,748,113.25	10.16%
Reduced	1,292	1,023,138,148.02	89.84
Total	1,439	$1,138,886,261.27	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	5	$4,211,000.00	0.37%
Owner Occupied	1,313	1,035,170,555.16	90.89
Second Home	121	99,504,706.11	8.74
Total	1,439	$1,138,886,261.27	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Co-Op	5	$4,865,600.00	0.43%
Duplex	16	12,750,450.00	1.12
Low Rise Condo	140	92,112,372.21	8.09
PUD	284	239,017,529.39	20.99
Single Family Residence	994	790,140,309.67	69.38
Total	1,439	$1,138,886,261.27	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	278	$207,397,168.77	18.21%
Refi—Cash Out	688	543,814,641.35	47.75
Refi—No Cash Out	473	387,674,451.15	34.04
Total	1,439	$1,138,886,261.27	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	1,434	$1,131,685,261.27	99.37%
36	5	7,201,000.00	0.63
Total	1,439	$1,138,886,261.27	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$1,560,000.00	0.14%
AZ	19	21,156,782.50	1.86
CA	1,004	768,669,142.19	67.49
CO	16	13,206,100.00	1.16
CT	25	24,969,910.50	2.19
DC	1	440,000.00	0.04
DE	1	1,640,000.00	0.14
FL	41	31,079,004.92	2.73
GA	3	2,568,088.00	0.23
HI	1	880,000.00	0.08
ID	2	1,306,750.00	0.11
IL	58	47,261,629.37	4.15
KY	2	1,858,000.00	0.16
MA	34	33,806,789.00	2.97
MD	14	12,839,705.82	1.13
ME	1	706,000.00	0.06
MI	7	6,372,750.00	0.56
MN	1	1,000,000.00	0.09
MT	1	432,000.00	0.04
NC	8	5,701,500.00	0.50
NH	2	2,942,000.00	0.26
NJ	33	23,527,475.00	2.07
NV	13	11,201,220.00	0.98
NY	42	37,226,956.58	3.27
OH	2	2,333,750.00	0.20
OR	11	7,970,780.33	0.70
PA	1	440,000.00	0.04
RI	1	675,000.00	0.06
SC	1	1,000,000.00	0.09
TX	7	5,309,105.41	0.47
UT	8	7,387,745.55	0.65
VA	10	7,487,000.00	0.66
WA	67	53,281,076.10	4.68
WI	1	650,000.00	0.06
Total	1,439	$1,138,886,261.27	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,096	$876,054,252.75	76.92%
15.00 or less	10	8,583,321.39	0.75
15.01—20.00	15	10,393,716.32	0.91
20.01—25.00	26	21,168,741.71	1.86
25.01—30.00	35	26,533,093.95	2.33
30.01—35.00	59	43,693,690.00	3.84
35.01—40.00	75	60,415,848.34	5.30
40.01—45.00	52	42,421,328.71	3.72
45.01—50.00	43	30,269,597.97	2.66
50.01—55.00	17	10,727,082.13	0.94
55.01—60.00	3	1,905,000.00	0.17
60.01 >=	8	6,720,588.00	0.59
Total	1,439	$1,138,886,261.27	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.05%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,323	$1,051,293,838.76	92.31%
60.00 or less	9	8,696,000.00	0.76
60.01—65.00	1	1,850,000.00	0.16
65.01—70.00	10	10,065,700.00	0.88
70.01—75.00	10	8,049,035.99	0.71
75.01—80.00	13	11,042,400.00	0.97
80.01—85.00	12	8,535,756.42	0.75
85.01—90.00	61	39,353,530.10	3.46
Total	1,439	$1,138,886,261.27	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.26%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR18 Group 2
Mortgage Loans
Preliminary Collateral Information As of 12/01/06

TOTAL CURRENT BALANCE	$304,305,165
TOTAL ORIGINAL BALANCE	$304,486,685

NUMBER OF LOANS	395

			Minimum		Maximum
AVG CURRENT BALANCE	$770,393		$403,261		$2,460,000
AVG ORIGINAL BALANCE	$770,852		$419,000		$2,460,000

WAVG GROSS COUPON	6.40%		5.38%		7.83%
WAVG GROSS MARGIN	2.23%		2.00%		3.45%
WAVG MAX INT RATE	11.40%		10.38%		12.83%

WAVG CURRENT LTV	67.21%		17.01%		80.00%

WAVG FICO SCORE	734		621		818

WAVG MONTHS TO ROLL	84	Month(s)	81	Month(s)	84	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	357	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	36	Month(s)	36	Month(s)	36	Month(s)

TOP STATE CONC	CA(63.79%),WA(7.00%),NY(4.27%)
MAXIMUM CA ZIPCODE	1.43%

FIRST PAY DATE			October 1,2006		January 1,2007

RATE CHANGE DATE			September 1,2013		December 1,2013

MATURITY DATE			September 1,2036		December 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
7/1 I/O LIBOR	366	$283,616,553.85	93.20%
7/1 LIBOR	29	20,688,610.75	6.80
Total	395	$304,305,164.60	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	395	$304,305,164.60	100.00%
Total	395	$304,305,164.60	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	82	$38,223,685.41	12.56%
500,001—600,000	98	54,085,715.64	17.77
600,001—700,000	69	44,841,812.49	14.74
700,001—800,000	35	26,325,000.00	8.65
800,001—900,000	21	18,106,014.00	5.95
900,001—1,000,000	28	27,047,309.82	8.89
1,000,001—1,100,000	6	6,457,500.00	2.12
1,100,001—1,200,000	7	8,001,432.17	2.63
1,200,001—1,300,000	7	8,650,272.00	2.84
1,300,001—1,400,000	6	8,156,600.00	2.68
1,400,001—1,500,000	10	14,701,565.07	4.83
1,500,001—1,600,000	4	6,319,950.00	2.08
1,600,001—1,700,000	4	6,609,750.00	2.17
1,700,001—1,800,000	3	5,291,250.00	1.74
1,900,001—2,000,000	7	13,918,382.00	4.57
2,000,001—2,100,000	3	6,162,676.00	2.03
2,100,001—2,200,000	2	4,296,250.00	1.41
2,200,001—2,300,000	1	2,250,000.00	0.74
2,300,001—2,400,000	1	2,400,000.00	0.79
2,400,001—2,500,000	1	2,460,000.00	0.81
Total	395	$304,305,164.60	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.251—5.500	2	$1,770,000.00	0.58%
5.501—5.750	2	1,215,900.00	0.40
5.751—6.000	33	33,605,126.00	11.04
6.001—6.250	96	72,288,750.96	23.76
6.251—6.500	152	115,502,463.64	37.96
6.501—6.750	64	48,630,754.95	15.98
6.751—7.000	32	21,545,908.40	7.08
7.001—7.250	6	3,949,698.16	1.30
7.251—7.500	6	4,554,772.49	1.50
7.751—8.000	2	1,241,790.00	0.41
Total	395	$304,305,164.60	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	72	$63,506,665.45	20.87%
2.001—2.250	210	160,945,634.10	52.89
2.251—2.500	70	51,837,054.41	17.03
2.501—2.750	30	19,825,262.48	6.51
2.751—3.000	5	2,425,998.16	0.80
3.001—3.250	6	4,167,750.00	1.37
3.251—3.500	2	1,596,800.00	0.52
Total	395	$304,305,164.60	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10.251—10.500	2	$1,770,000.00	0.58%
10.501—10.750	2	1,215,900.00	0.40
10.751—11.000	33	33,605,126.00	11.04
11.001—11.250	95	71,838,750.96	23.61
11.251—11.500	153	115,952,463.64	38.10
11.501—11.750	64	48,630,754.95	15.98
11.751—12.000	32	21,545,908.40	7.08
12.001—12.250	6	3,949,698.16	1.30
12.251—12.500	6	4,554,772.49	1.50
12.751—13.000	2	1,241,790.00	0.41
Total	395	$304,305,164.60	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	395	$304,305,164.60	100.00%
Total	395	$304,305,164.60	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	395	$304,305,164.60	100.00%
Total	395	$304,305,164.60	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	247	$197,511,556.00	64.91%
1—6	148	106,793,608.60	35.09
Total	395	$304,305,164.60	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$1,685,221.39	0.55%
21—25	1	500,000.00	0.16
26—30	4	3,373,676.58	1.11
31—35	4	3,547,638.49	1.17
36—40	4	2,950,000.00	0.97
41—45	9	6,002,023.75	1.97
46—50	16	15,725,176.00	5.17
51—55	17	16,424,055.82	5.40
56—60	38	35,613,036.70	11.70
61—65	30	26,736,300.00	8.79
66—70	68	50,600,451.66	16.63
71—75	60	49,475,043.08	16.26
76—80	141	91,672,541.13	30.13
Total	395	$304,305,164.60	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$1,685,221.39	0.55%
21—25	1	500,000.00	0.16
26—30	4	3,373,676.58	1.11
31—35	3	2,747,638.49	0.90
36—40	5	3,750,000.00	1.23
41—45	9	6,002,023.75	1.97
46—50	16	15,725,176.00	5.17
51—55	17	16,424,055.82	5.40
56—60	37	35,209,775.99	11.57
61—65	30	26,736,300.00	8.79
66—70	69	51,003,712.37	16.76
71—75	60	49,475,043.08	16.26
76—80	141	91,672,541.13	30.13
Total	395	$304,305,164.60	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	10	$7,814,950.00	2.57%
640—659	12	8,803,022.48	2.89
660—679	21	16,135,414.74	5.30
680—699	59	44,399,677.37	14.59
700—719	53	38,919,751.46	12.79
720—739	61	45,383,635.00	14.91
740—759	46	35,201,291.46	11.57
760—779	58	49,433,249.17	16.24
780—799	59	47,286,046.92	15.54
800 >=	16	10,928,126.00	3.59
Total	395	$304,305,164.60	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	50	$37,362,197.92	12.28%
Reduced	345	266,942,966.68	87.72
Total	395	$304,305,164.60	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$532,000.00	0.17%
Owner Occupied	360	277,881,000.99	91.32
Second Home	34	25,892,163.61	8.51
Total	395	$304,305,164.60	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Co-Op	1	$420,000.00	0.14%
Duplex	4	2,961,000.00	0.97
Low Rise Condo	38	24,713,944.92	8.12
PUD	83	67,692,275.90	22.24
Single Family Residence	269	208,517,943.78	68.52
Total	395	$304,305,164.60	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	109	$82,696,148.77	27.18%
Refi—Cash Out	178	137,016,917.17	45.03
Refi—No Cash Out	108	84,592,098.66	27.80
Total	395	$304,305,164.60	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	394	$303,537,164.60	99.75%
36	1	768,000.00	0.25
Total	395	$304,305,164.60	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	1	$1,560,000.00	0.51%
AZ	7	7,661,882.00	2.52
CA	253	194,114,886.57	63.79
CO	2	1,035,000.00	0.34
CT	2	2,496,000.00	0.82
DE	1	1,640,000.00	0.54
FL	17	11,083,646.92	3.64
IL	14	10,441,757.37	3.43
MA	4	3,221,000.00	1.06
MD	6	4,412,555.82	1.45
ME	1	706,000.00	0.23
MI	2	2,036,250.00	0.67
NC	4	2,489,000.00	0.82
NJ	9	7,912,875.00	2.60
NV	5	3,867,920.00	1.27
NY	17	13,000,206.58	4.27
OH	1	1,649,750.00	0.54
OR	7	5,522,780.33	1.81
TX	3	2,240,305.41	0.74
UT	4	2,385,700.00	0.78
VA	5	2,872,000.00	0.94
WA	29	21,305,648.60	7.00
WI	1	650,000.00	0.21
Total	395	$304,305,164.60	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	253	$205,630,446.10	67.57%
15.00 or less	5	4,419,721.39	1.45
15.01—20.00	6	4,135,555.82	1.36
20.01—25.00	11	8,131,496.71	2.67
25.01—30.00	14	9,998,779.92	3.29
30.01—35.00	26	19,702,500.00	6.47
35.01—40.00	31	20,794,897.55	6.83
40.01—45.00	23	15,130,283.16	4.97
45.01—50.00	20	12,767,309.82	4.20
50.01—55.00	6	3,594,174.13	1.18
Total	395	$304,305,164.60	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 35.33%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	349	$273,387,700.88	89.84%
60.00 or less	2	2,515,000.00	0.83
65.01—70.00	5	4,099,000.00	1.35
70.01—75.00	4	2,499,999.99	0.82
75.01—80.00	6	4,255,400.00	1.40
80.01—85.00	7	4,078,605.92	1.34
85.01—90.00	22	13,469,457.81	4.43
Total	395	$304,305,164.60	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 79.95%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR18 Group 3
Mortgage Loans
Preliminary Collateral Information As of 12/01/06

TOTAL CURRENT BALANCE	$430,738,638
TOTAL ORIGINAL BALANCE	$430,762,971

NUMBER OF LOANS	541

			Minimum		Maximum
AVG CURRENT BALANCE	$796,190		$419,601		$3,000,000
AVG ORIGINAL BALANCE	$796,235		$420,000		$3,000,000

WAVG GROSS COUPON	6.18%		5.00%		7.93%
WAVG GROSS MARGIN	2.19%		2.00%		3.15%
WAVG MAX INT RATE	11.18%		10.00%		12.93%

WAVG CURRENT LTV	67.18%		18.65%		80.00%

WAVG FICO SCORE	742		641		823

WAVG MONTHS TO ROLL	120	Month(s)	118	Month(s)	120	Month(s)

WAVG ORIGINAL TERM	360	Month(s)	360	Month(s)	360	Month(s)
WAVG REMAINING TERM	360	Month(s)	358	Month(s)	360	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	2	Month(s)

NZ WAVG PREPAY TERM	0	Month(s)	0	Month(s)	0	Month(s)

TOP STATE CONC	CA(81.12%),NY(4.55%),WA(4.25%)
MAXIMUM CA ZIPCODE	1.27%

FIRST PAY DATE			November 1,2006		January 1,2007

RATE CHANGE DATE			October 1,2016		December 1,2016

MATURITY DATE			October 1,2036		December 1,2036

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
10/1 I/O LIBOR	524	$418,133,920.52	97.07%
10/1 LIBOR	17	12,604,717.09	2.93
Total	541	$430,738,637.61	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1 Yr LIBOR	541	$430,738,637.61	100.00%
Total	541	$430,738,637.61	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
400,001—500,000	104	$48,548,426.50	11.27%
500,001—600,000	118	64,249,498.91	14.92
600,001—700,000	87	56,556,814.02	13.13
700,001—800,000	52	39,335,211.47	9.13
800,001—900,000	30	25,585,579.63	5.94
900,001—1,000,000	49	47,964,626.20	11.14
1,000,001—1,100,000	17	18,313,000.00	4.25
1,100,001—1,200,000	15	17,493,800.00	4.06
1,200,001—1,300,000	14	17,640,570.00	4.10
1,300,001—1,400,000	7	9,499,000.00	2.21
1,400,001—1,500,000	18	26,694,194.00	6.20
1,500,001—1,600,000	6	9,397,516.88	2.18
1,600,001—1,700,000	2	3,310,000.00	0.77
1,700,001—1,800,000	6	10,454,000.00	2.43
1,800,001—1,900,000	2	3,720,000.00	0.86
1,900,001—2,000,000	2	3,856,000.00	0.90
2,000,001—2,100,000	2	4,129,000.00	0.96
2,100,001—2,200,000	3	6,506,400.00	1.51
2,200,001—2,300,000	2	4,491,000.00	1.04
2,300,001—2,400,000	1	2,340,000.00	0.54
2,400,001—2,500,000	2	4,950,000.00	1.15
2,500,001 >=	2	5,704,000.00	1.32
Total	541	$430,738,637.61	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.751—5.000	3	$3,509,000.00	0.81%
5.001—5.250	7	7,570,100.00	1.76
5.251—5.500	5	3,198,000.00	0.74
5.501—5.750	42	34,275,195.94	7.96
5.751—6.000	93	75,547,844.00	17.54
6.001—6.250	182	149,310,298.49	34.66
6.251—6.500	136	106,434,604.42	24.71
6.501—6.750	41	28,398,510.00	6.59
6.751—7.000	22	15,937,700.00	3.70
7.001—7.250	8	5,283,384.76	1.23
7.501—7.750	1	624,000.00	0.14
7.751—8.000	1	650,000.00	0.15
Total	541	$430,738,637.61	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	96	$84,324,700.62	19.58%
2.001—2.250	332	271,142,247.68	62.95
2.251—2.500	79	50,373,233.22	11.69
2.501—2.750	29	21,629,456.09	5.02
2.751—3.000	3	2,221,000.00	0.52
3.001—3.250	2	1,048,000.00	0.24
Total	541	$430,738,637.61	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.751—10.000	3	$3,509,000.00	0.81%
10.001—10.250	7	7,570,100.00	1.76
10.251—10.500	5	3,198,000.00	0.74
10.501—10.750	42	34,275,195.94	7.96
10.751—11.000	92	74,548,844.00	17.31
11.001—11.250	183	150,309,298.49	34.90
11.251—11.500	135	105,924,604.42	24.59
11.501—11.750	42	28,908,510.00	6.71
11.751—12.000	22	15,937,700.00	3.70
12.001—12.250	8	5,283,384.76	1.23
12.501—12.750	1	624,000.00	0.14
12.751—13.000	1	650,000.00	0.15
Total	541	$430,738,637.61	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	541	$430,738,637.61	100.00%
Total	541	$430,738,637.61	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	541	$430,738,637.61	100.00%
Total	541	$430,738,637.61	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	302	$236,781,369.00	54.97%
1—6	239	193,957,268.61	45.03
Total	541	$430,738,637.61	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$932,321.27	0.22%
21—25	2	1,406,000.00	0.33
26—30	6	4,688,000.00	1.09
31—35	6	4,579,000.00	1.06
36—40	8	7,148,950.00	1.66
41—45	7	6,141,600.00	1.43
46—50	18	13,728,651.64	3.19
51—55	28	24,456,000.00	5.68
56—60	52	49,622,650.62	11.52
61—65	49	43,566,287.29	10.11
66—70	113	94,046,863.63	21.83
71—75	70	57,757,571.49	13.41
76—80	181	122,664,741.67	28.48
Total	541	$430,738,637.61	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$932,321.27	0.22%
21—25	2	1,406,000.00	0.33
26—30	6	4,688,000.00	1.09
31—35	6	4,579,000.00	1.06
36—40	8	7,148,950.00	1.66
41—45	7	6,141,600.00	1.43
46—50	18	13,728,651.64	3.19
51—55	28	24,456,000.00	5.68
56—60	52	49,622,650.62	11.52
61—65	49	43,566,287.29	10.11
66—70	113	94,046,863.63	21.83
71—75	70	57,757,571.49	13.41
76—80	181	122,664,741.67	28.48
Total	541	$430,738,637.61	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	16	$13,764,884.76	3.20%
660—679	11	7,939,890.00	1.84
680—699	70	48,168,046.36	11.18
700—719	60	43,504,525.49	10.10
720—739	100	74,155,272.22	17.22
740—759	99	81,588,522.69	18.94
760—779	91	84,621,699.93	19.65
780—799	72	59,497,601.47	13.81
800 >=	22	17,498,194.69	4.06
Total	541	$430,738,637.61	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	81	$62,600,311.33	14.53%
Reduced	460	368,138,326.28	85.47
Total	541	$430,738,637.61	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	1	$650,000.00	0.15%
Owner Occupied	494	385,901,887.61	89.59
Second Home	46	44,186,750.00	10.26
Total	541	$430,738,637.61	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Co-Op	3	$3,770,000.00	0.88%
Duplex	9	6,283,000.00	1.46
Low Rise Condo	43	28,029,309.79	6.51
PUD	100	80,190,308.99	18.62
Single Family Residence	386	312,466,018.83	72.54
Total	541	$430,738,637.61	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	151	$124,231,654.69	28.84%
Refi—Cash Out	219	161,743,031.72	37.55
Refi—No Cash Out	171	144,763,951.20	33.61
Total	541	$430,738,637.61	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	541	$430,738,637.61	100.00%
Total	541	$430,738,637.61	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	3	$1,878,769.00	0.44%
CA	438	349,414,103.05	81.12
CO	7	6,094,500.00	1.41
CT	8	7,967,500.00	1.85
FL	5	3,292,250.00	0.76
IL	2	1,960,000.00	0.46
MA	4	3,051,250.00	0.71
MD	2	1,498,999.99	0.35
MN	1	770,000.00	0.18
NC	1	800,000.00	0.19
NJ	6	5,667,000.00	1.32
NM	2	1,249,500.00	0.29
NV	4	2,662,500.00	0.62
NY	22	19,595,560.00	4.55
OR	4	2,534,000.00	0.59
PA	1	1,000,000.00	0.23
TX	2	1,885,200.00	0.44
VA	2	1,092,000.00	0.25
WA	27	18,325,505.57	4.25
Total	541	$430,738,637.61	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	345	$271,997,611.94	63.15%
15.00 or less	4	4,229,731.25	0.98
15.01—20.00	6	5,934,000.00	1.38
20.01—25.00	18	16,419,194.00	3.81
25.01—30.00	28	24,800,271.27	5.76
30.01—35.00	38	27,280,689.92	6.33
35.01—40.00	51	41,118,183.66	9.55
40.01—45.00	31	25,526,905.57	5.93
45.01—50.00	18	12,557,550.00	2.92
50.01—55.00	2	874,500.00	0.20
Total	541	$430,738,637.61	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 34.35%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	475	$382,409,560.72	88.78%
60.00 or less	4	3,903,950.00	0.91
65.01—70.00	3	1,690,000.00	0.39
70.01—75.00	6	5,221,599.99	1.21
75.01—80.00	11	11,032,650.00	2.56
80.01—85.00	3	2,299,300.00	0.53
85.01—90.00	39	24,181,576.90	5.61
Total	541	$430,738,637.61	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.99%.